SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 9, 2004

Date of Report (Date of earliest event reported)

WEBMD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24975 (Commission File Number)	94-3236644 (I.R.S. Employer Identification No.)

669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)

(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

     All statements contained in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements, including those regarding: the amount and timing of benefits expected from the acquisition referred to in this Current Report; the expected time of completion of the acquisition; potential changes in WebMD’s business relationships; future deployment of applications; and other potential sources of additional revenue. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD’s products and services; operational difficulties relating to combining acquired companies and businesses; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including the manner and timing of implementation of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and the healthcare industry’s responses; and the ability of WebMD to attract and retain qualified personnel. Further information about these matters can be found in WebMD’s other Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.

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ITEM  5.    OTHER EVENTS

     On July 12, 2004, WebMD Corporation announced that it had entered into a definitive agreement to acquire VIPS, Inc., a privately held provider of information technology, decision support solutions and consulting services to government, Blue Cross Blue Shield (BCBS) and commercial healthcare payers. ViPS develops and provides a full range of solutions for systems support, claims processing, provider performance measurement, quality improvement, fraud prevention, disease management and predictive modeling.

     The purchase price for the acquisition of ViPS is $160 million, including certain assumed liabilities, and will be paid in cash. The purchase price is subject to customary post-closing adjustments. The completion of the acquisition is conditioned upon the expiration or termination of the waiting period under the Hart-Scott-Rodino Act and other customary closing conditions.

     ViPS’ Government Solutions Group provides technology services and project personnel to Federal and State agencies, such as the Centers for Medicare and Medicaid Services (CMS) as well as to key information services contractors for those agencies. ViPS’ personnel provide systems support for data warehousing, claims processing, decision support, and fraud detection. In addition, ViPS’ consultants assess workflow, design complex database architectures, perform data analysis and analytic reporting functions for agencies and contractors in the public sector.

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     ViPS’ Health Payer Solutions Group develops data warehouses and tools for disease management, predictive modeling, provider performance, HEDIS® quality improvement, healthcare fraud detection and financial management. ViPS provides consulting expertise and outsourcing services to help its customers, including commercial health plans and over 65% of the nation’s BCBS plans, monitor clinical and financial results in order to predict risk, determine the most effective treatments and evaluate provider networks.

ITEM  9.    REGULATION FD DISCLOSURE

     On July 12, 2004, WebMD Corporation issued a press release announcing it had entered into a definitive agreement to acquire VIPS, Inc. A copy of the press release is attached as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION

Dated: July 12, 2004	By:	/s/ Lewis H. Leicher

Lewis H. Leicher Senior Vice President

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release issued by WebMD Corporation, dated July 12, 2004, regarding definitive agreement to acquire VIPS, Inc.

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